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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                September 7, 2005

                                 Date of Report
                        (Date of earliest event reported)

                       ADVANCIS PHARMACEUTICAL CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                   000-50414               52-2208264
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        (State or Other               (Commission             (IRS Employer
 Jurisdiction of Incorporation)       File Number)         Identification No.)

  20425 Seneca Meadows Parkway, Germantown, Maryland              20876
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       (Address of Principal Executive Offices)                (ZIP Code)

       Registrant's telephone number, including area code: (301) 944-6600


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 7, 2005, the Company notified Kevin Sly, Senior Vice President and Chief Business Officer that his executive employment agreement will be terminated effective September 15, 2005.

As a result of the termination, Mr. Sly is entitled to severance pay in an amount equal to 24 months of his current salary to be paid in accordance with the Company's current payroll practices, plus benefits. The Company expects that these severance obligations will cost approximately $0.6 million in the aggregate. In addition to the severance payments, certain noncompetition and confidentiality obligations applicable to Mr. Sly will survive his termination.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information under Item 1.02 is incorporated by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

            (c)  Exhibits

            Exhibit     Description
            -------     --------------------------------------
            99.1        Press Release issued September 8, 2005

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                                   SIGNATURES
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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ADVANCIS PHARMACEUTICAL CORPORATION


Date: September 9, 2005                      By: /s/ Steven A. Shallcross
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                                                 Steven A. Shallcross
                                                 Senior Vice President and
                                                 Chief Financial Officer